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                                                                     Exhibit 8.1

            [LETTERHEAD OF WEIL, GOTSHAL & MANGES LLP APPEARS HERE]


                                August 10, 1999

Snyder Communications, Inc.
Two Democracy Center
6903 Rockledge Drive, 15th Floor
Bethesda, Maryland  20817

Ladies and Gentlemen:

          You have requested our opinion regarding the material federal income tax consequences of the issuance by Snyder Communications, Inc. ("Snyder"), and the receipt by its stockholders, of SNC stock and circle.com stock pursuant to the proposed adoption of an amended and restated certificate of incorporation of Snyder.

          In formulating our opinion, we have examined such documents as we have deemed appropriate, including (i) the Registration Statement on Form S-4, as amended to the date hereof (Registration No. 333-81749), as filed with the Securities and Exchange Commission on June 28, 1999 and amended to the date hereof (the "Registration Statement") under the Securities Act of 1933, as amended, and (ii) the proxy statement and prospectus (the "Prospectus") contained in the Registration Statement. All terms not otherwise defined herein shall have the same meaning ascribed thereto in the Prospectus.

          In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents, and that the final form of any documents currently in draft form will be substantially the same as the drafts we reviewed. We have also obtained such additional information and have made such inquiries of such officers and representatives of Snyder as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.
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WEIL, GOTSHAL & MANGES LLP
      Snyder Communications, Inc.
      August 10, 1999
      Page 2

          Our opinion set forth below further assumes (1) that the statements and facts concerning Snyder set forth in the Registration Statement are accurate, (2) that the proposed adoption of the amended and restated certificate of incorporation of Snyder will be consummated in the manner contemplated by, and in accordance with the terms set forth in, the Prospectus and (3) that the characteristics, terms and conditions of the SNC stock and the circle.com stock will be the same in all material respects as those set forth in the Amended and Restated Certificate of Incorporation of Snyder attached as Annex A to the Registration Statement.

          Based on the foregoing, it is our opinion that (i) for federal income tax purposes, neither the issuance nor receipt of SNC stock and circle.com stock pursuant to the adoption of the amended and restated certificate of incorporation of Snyder should be taxable events to Snyder or its stockholders, except with respect to cash received in lieu of a fractional share of circle.com and (ii) the statements contained in the Prospectus under the captions "Material Federal Income Tax Consequences," insofar as such statements constitute matters of law or legal conclusions and except to the extent qualified therein, are accurate in all material respects.

          The foregoing opinion is based on current provisions of the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated thereunder (including proposed Treasury Regulations), published pronouncements of the Internal Revenue Service and case law, any of which may be changed at any time, possibly with retroactive effect. We express no opinion as to any matters not specifically covered by the foregoing opinion and caution that any change in applicable law or facts and circumstances surrounding the recapitalization proposal or any inaccuracy in the documents, statements or facts on which we have relied may affect the validity of this opinion.

          We consent to the references to our firm under the captions "Material Federal Income Tax Consequences" in the Prospectus. This opinion may not be used for any other purpose and may not otherwise be relied upon by, or disclosed to, any other person, referred to or quoted.

                              Very truly yours,


                              WEIL, GOTSHAL & MANGES LLP